Exhibit 99

Form 4 Joint Filer Information

Name:   Protostar Equity Advisors, L.L.C.

Address:   13-15 West 54th Street
   Fourth Floor
   New York, NY 10019

Designated Filer:  Protostar Equity Partners, L.P.

Date of Event
Requiring Statment: April 3, 2007

Signature:  /s/ Joseph Haviv
   By:  Joseph Haviv

Name:   Joseph Haviv

Address:   13-15 West 54th Street
   Fourth Floor
   New York, NY 10019

Designated Filer:  Protostar Equity Partners, L.P.

Date of Event
Requiring Statment: April 3, 2007

Signature:  /s/ Joseph Haviv
   By:  Joseph Haviv